EXHIBIT (8)(h)(2)
AMENDMENT NO. 3 TO PARTICIPATION AGREEMENT (PIMCO)

THIRD AMENDMENT TO PARTICIPATION AGREEMENT
BETWEEN PIMCO VARIABLE INSURANCE TRUST,
PIMCO FUNDS DISTRIBUTORS LLC, AND
MERRILL LYNCH LIFE INSURANCE COMPANY
     THIS AMENDMENT, dated as of the 5th day of October, 2001, by and among PIMCO Variable Insurance Trust (the “Trust”), PIMCO Funds Distributors LLC (the “Underwriter”) and Merrill Lynch Life Insurance Company (the “Company”);
WITNESSETH:
     WHEREAS, the Trust, the Underwriter and the Company heretofore entered into a Participation Agreement dated April 3, 2000, (the “Agreement”) with regard to separate accounts established for variable life insurance and/or variable annuity contracts offered by the Company; and
     WHEREAS, the Trust. the Underwriter and the Company desire to amend Schedule A to the Agreement in accordance with the terms of the Agreement.
     NOW, THEREFORE, in consideration of the above premises, the Trust, the Underwriter and the Company hereby agree:
1.	Amendment. Schedule A to the Agreement is amended to read in its enurcty as the Schedule A attached hereto.

2.	Effectiveness. The revised Schedule A of the Agreement shall be effective as of the date hereof.

3.	Continuation. Except as set forth above, the Agreement shall remain in full force and effect in accordance with its terms.

4.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original.
(Signatures located on following page)

     IN WITNESS WHEREOF, the Trust, the Underwriter and the Company have caused this Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

PIMCO VARIABLE INSURANCE TRUST			MERRILL LYNCH LIFE INSURANCE COMPANY

By:	/s/ Jeffrey M. Sargent		By:	/s/ Barry G. Skolnick

	Name:	Jeffrey M. Sargent		Name:	Barry G. Skolnick
	Title:	Senior Vice President		Title:	Senior Vice President & General Counsel
	Date:	9/10/01		Date:	9/28/01

PIMCO FUNDS DISTRIBUTORS LLC

By:	/s/ Newton N. Schott

	Name:	Newton N. Schott
Title:
	Date:	9/18/01

Schedule A
PIMCO Variable Insurance Trust Portfolios:

Total Return Bond Portfolio
Contracts:

Merrill Lynch Retirement PowerSM, a variable annuity contract

Merrill Lynch Legacy PowerSM, a variable life insurance contract

Merrill Lynch Retirement OptimizerSM, a variable annuity contract
Segregated Asset Accounts:

Merrill Lynch Life Variable Annuity Separate Account A (established August 6, 1991).

Merrill Lynch Variable Life Separate Account (established November 16, 1990).
Dated: October 2001

THIRD AMENDMENT TO PARTICIPATION AGREEMENT
BETWEEN PIMCO VARIABLE INSURANCE TRUST,
PIMCO FUNDS DISTRIBUTORS LLC, AND
MERRILL LYNCH LIFE INSURANCE COMPANY
     THIS AMENDMENT, dated as of the 1st day of July, 2002, by and among PIMCO Variable Insurance Trust (the “Trust”), PIMCO Funds Distributors LLC (the “Underwriter”) and Merrill Lynch Life Insurance Company (the “Company”),
WITNESSETH
     WHEREAS, the Trust, the Underwriter and the Company heretofore entered into a Participation Agreement dated April 3, 2000, (the “Agreement”) with regard to separate accounts established for variable life insurance and/or variable annuity contracts offered by the Company, and
     WHEREAS, the Trust, the Underwriter and the Company desire to amend Schedule A to the Agreement in accordance with the terms of the Agreement.
     NOW, THEREFORE, in consideration of the above premises, the Trust, the Underwriter and the Company hereby agree
1	Amendment Schedule A to the Agreement is amended to read in its entirety as the Schedule A attached hereto.
2	Effectiveness The revised Schedule A of the Agreement shall be effective as of the date hereof.
3	Continuation Except as set forth above, the Agreement shall remain in full force and effect in accordance with its terms.
4	Counterparts This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original.
(Signatures located on following page)

     IN WITNESS WHEREOF, the Trust, the Underwriter and the Company have caused this Amendment to be executed by their duly authorized officers effective as of the day and year first above written

PIMCO VARIABLE INSURANCE TRUST			MERRILL LYNCH LIFE INSURANCE COMPANY

By	[ILLEGIBLE]		By	Barry G. Skolnick
	Name	[ILLEGIBLE]		Name	Barry G. Skolnick
	Title			Title	Senior Vice President & General Counsel
	Date			Date	7/26/02

PIMCO FUNDS DISTRIBUTORS LLC

By	/s/ Newton B. Schott, Jr.
	Name	Newton B. Schott, Jr.
Title
Date

Schedule A
PIMCO Variable Insurance Trust Portfolios
Total Return Portfolio
Contracts
Merrill Lynch Retirement PowerSM, a variable annuity contract
Merrill Lynch Legacy PowerSM, a variable life insurance contract
Merrill Lynch Retirement OptimizerSM, a variable annuity contract
Merrill Lynch Retirement PlusSM a variable annuity contract
Segregated Asset Accounts
Merrill Lynch Lift Variable Annuity Separate Account A (established August 6, 1991)
Merrill Lynch Variable Life Separate Account (established November 16, 1990)
Dated July 2002